UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

September 4, 2017

Date of Report (date of earliest event reported)

YuMe, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36039	27-0111478
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1204 Middlefield Road, Redwood City, CA

(Address of principal executive offices)

(650) 591-9400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01. Entry into a Material Definitive Agreement.

On September 4, 2017, YuMe, Inc. a Delaware corporation (“YuMe”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with RhythmOne, PLC, a public limited company incorporated under the laws of England and Wales (“RhythmOne”), Redwood Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of RhythmOne (“Purchaser”), and Redwood Merger Sub II, Inc., a Delaware corporation and a wholly owned subsidiary of RhythmOne (“Merger Sub II”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions described therein, Purchaser has agreed to commence an exchange offer (the “Offer”) to purchase all of the outstanding shares of common stock of YuMe (the “YuMe Stock”), with each share of YuMe Stock accepted by Purchaser in the Offer to be exchanged for the right to receive (i) $1.70 in cash (the “Cash Consideration”) and (ii) 7.325 ordinary shares £0.01 each in the capital of RhythmOne (“RhythmOne Stock”), plus cash in lieu of any fractional shares of RhythmOne Stock (the “Stock Consideration”), in each case, without interest ((i) and (ii) together, the “Transaction Consideration”). If the conditions to the Offer are satisfied and the Offer closes, Purchaser would acquire any remaining YuMe Stock by a merger of Purchaser with and into YuMe (the “First Merger”), with YuMe surviving the First Merger. Immediately following the First Merger, YuMe, as the surviving company of the First Merger, will be merged with and into Merger Sub II (the “Second Merger” and together with the First Merger, the “Mergers”), with Merger Sub II surviving the Second Merger as a wholly owned subsidiary of RhythmOne.

As a result of the Mergers, it is expected that the former stockholders of YuMe will hold approximately 34% of RhythmOne. The Offer and the Mergers, taken together, may qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the parties intend for the Second Merger, whether standing alone or together with the Offer and the First Merger, to so qualify. The Merger Agreement is therefore intended to constitute a “plan of reorganization” for purposes of Sections 354, 361 and 368 of the Code and Treas. Reg. Sec. 1.368-2(g).

The obligation of RhythmOne and Purchaser to consummate the Offer is subject to customary closing conditions, including (i) Purchaser having accepted for payment all of the YuMe Stock validly tendered pursuant to the Offer and not validly withdrawn and which represent at least a majority of the then-outstanding shares of YuMe Stock, (ii) the expiration or termination of the waiting period applicable to the Offer and the Mergers under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the absence of any judgment issued by a court of competent jurisdiction or governmental authority, or a law or other legal restraint which would, in each case, make the mergers illegal or otherwise prohibit or prevent them from occurring, (iv) YuMe having at least $32 million in cash and cash equivalents at the consummation of the Offer, (v) RhythmOne obtaining necessary shareholder approval and (vi) other customary conditions set forth in Exhibit B of the Merger Agreement. Accordingly, no vote of YuMe stockholders will be required in connection with the Mergers if RhythmOne and Purchaser consummate the Offer. The Merger Agreement contemplates that, if the Offer is completed, the First Merger will be effected pursuant to Section 251(h) of the General Corporation Law of the State of Delaware, which permits completion of the First Merger upon the acquisition by RhythmOne of one share more than 50% of the number of shares of YuMe Stock that are then issued and outstanding. The consummation of the Offer is not subject to any financing condition.

At the effective time of the First Merger (the “Effective Time”), each share of YuMe Stock issued and outstanding immediately prior to the Effective Time (other than any YuMe Stock owned or held in treasury by YuMe or shares owned by any person who is entitled to and properly demands statutory appraisal of his or her shares) will be converted into the right to receive the Transaction Consideration, without interest, subject to any required withholding taxes.

Each option to purchase shares of YuMe Stock (“Option”) that is outstanding as of immediately prior to the Effective Time and has a per share exercise price that is less than the value of the Transaction Consideration (with the RhythmOne Stock valued based on its 5-day volume-weighted average trading price on the Alternative Investment Market of the London Stock Market (“AIM”) on the last trading day immediately prior to the Effective Time) (“In-the-Money Option”), to the extent vested as of the Effective Time, will be “net exercised” into that number of shares of YuMe Stock equal to the total number of vested shares of YuMe Stock underlying such Option less that number of shares of YuMe Stock with a value (based on the value of the Transaction Consideration) equal to the sum of the aggregate exercise price of the Option and any applicable tax withholdings. The net number of shares of YuMe Stock resulting from such “net exercise” will be cancelled at the Effective Time in exchange for the Transaction Consideration. Each YuMe restricted stock unit (“RSU”) that is vested and outstanding as of the Effective Time will be settled in shares of YuMe Stock equal to the total number of vested shares of YuMe Stock underlying such RSU. Each of the shares of YuMe Stock resulting from such settlement will be cancelled at the Effective Time in exchange for the Transaction Consideration with any applicable tax withholdings from the settlement of the RSUs to be deducted from the RhythmOne Stock portion of the Transaction Consideration.

RSUs that are outstanding and unvested as of the Effective Time and In-the-Money Options that are outstanding and unvested as of immediately prior to the Effective Time, to the extent held by a continuing service provider, will be converted into RSUs and stock options, respectively, with respect to RhythmOne Stock generally having the same terms and conditions as applied prior to the Mergers, except for an adjusted per-share exercise price (if applicable). The number of shares of RhythmOne Stock subject to each such assumed award will be equal to the number of shares of YuMe Stock subject to the award immediately prior to the Effective Time multiplied by an exchange ratio. The exchange ratio will be the value of the Transaction Consideration divided by the 5-day weighted average trading price of RhythmOne Stock on the AIM on the last trading day immediately prior to the Effective Time. The per share exercise price of each assumed Option will be equal to the exercise price immediately prior to the Effective Time divided by the exchange ratio. Each Option that is not an In-the-Money Option and each unvested Option not held by a continuing service provider will be cancelled at the Effective Time for no consideration in exchange.

With respect to its Employee Stock Purchase Plan (“ESPP”), YuMe will cause the ESPP to terminate immediately prior to the expiration of the Offer, and will commence no new offerings under the ESPP after the date of the Merger Agreement. If the Offer expiration precedes the February 2018 purchase scheduled for the current offering period under such plan, then such offering period will be terminated prior to the expiration of the Offer, with the ESPP participants’ contributions to the plan being refunded and no purchase of shares under the plan taking place.

The Merger Agreement contains representations, warranties and covenants of the parties customary for a transaction of this nature, including an agreement that, subject to certain exceptions, the parties will use reasonable best efforts to cause the Offer and the Mergers to be consummated. Additionally, YuMe has agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire YuMe and to certain restrictions on its ability to respond to any such proposals. Until the earlier of the termination of the Merger Agreement and the Effective Time, each of YuMe and RhythmOne has agreed to operate its respective business in all material respects in the ordinary and usual course of business and has agreed to certain other negative operating covenants, as set forth more fully in the Merger Agreement.

The Merger Agreement includes customary termination provisions for both RhythmOne and YuMe, and provides that, in connection with the termination of the Merger Agreement under specified circumstances, including a termination by YuMe to accept a superior proposal and enter into a definitive agreement providing for such superior proposal, or a termination by Parent in the event YuMe’s Board withdraws its recommendation, recommends an alternative transaction or in the event YuMe materially breaches its non-solicitation obligations, YuMe will pay RhythmOne a termination fee of $5,536,790. Additionally, if the minimum tender condition set forth in the Merger Agreement cannot be met by March 31, 2018 (which may be extended to April 30, 2018) and the Merger Agreement terminates in accordance with its terms, YuMe will pay RhythmOne for their reasonable expenses in connection with the Merger Agreement up to $500,000. If RhythmOne is unable to get shareholder approval by March 31, 2018 and the Merger Agreement terminates in accordance with its terms, RhythmOne will pay YuMe for their reasonable expenses in connection with the Merger Agreement up to $500,000.

The foregoing description of the Merger Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed with this report as Exhibit 2.1.

A copy of the Merger Agreement has been included to provide YuMe stockholders and other security holders with information regarding its terms and is not intended to provide any factual information about RhythmOne or

YuMe. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by RhythmOne stockholders or other security holders, but rather as a way of allocating the risk between the parties to the Merger Agreement in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by RhythmOne stockholders or other security holders. RhythmOne stockholders or other security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of RhythmOne, Purchaser or YuMe. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in RhythmOne’s or YuMe’s public disclosures.

Tender and Support Agreement

On September 4, 2017, in connection with the Merger Agreement, certain directors, officers and stockholders of YuMe (the “Stockholders”), solely in their respective capacities as stockholders of YuMe, entered into a Tender and Support Agreement with RhythmOne, Purchaser and Merger Sub II (the “Support Agreement”). This agreement provides, among other things, that the Stockholders will not sell or dispose of their YuMe Stock except to participate in the Offer and to tender their shares within 10 business days of the commencement of the Offer, and that, for a period of six months after the Effective Time, they will not sell, transfer or otherwise dispose of any RhythmOne Stock, options or RSUs.

The foregoing description of the Support Agreement is qualified in its entirety by the full text of the Support Agreement, the form of which is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On September 5, 2017, YuMe issued a press release announcing entry into the Merger Agreement and the Support Agreement, which is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization, dated as of September 4, 2017, by and among RhythmOne, LLC, Redwood Merger Sub I, Inc., Redwood Merger Sub II, Inc. and YuMe, Inc.*

99.1	Form of Tender and Support Agreement

99.2	Press Release dated September 5, 2017

*	Schedules to the Agreement and Plan of Merger and Reorganization have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

Forward-Looking Statements

DISCLOSURE NOTICE: This document contains forward-looking information related to RhythmOne, YuMe and the proposed acquisition of YuMe by RhythmOne that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements in this document include, among other things, statements about the potential benefits of the proposed acquisition and the anticipated timing of closing of the acquisition, as well as the statement that as a result of the Mergers, the former stockholders of YuMe will hold approximately 34% of RhythmOne. Risks and uncertainties include, among other things, risks related to the satisfaction of the conditions to closing the acquisition (including the failure to obtain necessary regulatory and shareholder approvals) in the anticipated timeframe or at all, including uncertainties as to how many of YuMe’s stockholders will tender their shares in the tender offer and the possibility that the acquisition does not close; risks related to the ability to realize the anticipated benefits of the acquisition, including the possibility that the expected benefits from the proposed acquisition will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the transaction making it more difficult to maintain business, contractual and operational relationships; negative effects of this announcement or the consummation of the proposed acquisition on the market price of the capital stock of YuMe and RhythmOne, and on YuMe’s and RhythmOne’s operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition; other business effects, including the effects of industry, market, economic, political or regulatory conditions; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies; future business combinations or disposals; the uncertainties inherent in research and development, including the ability to sustain and increase the rate of growth in revenues for YuMe products; and competitive developments.

A further description of risks and uncertainties relating to YuMe can be found in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and the Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the U.S. Securities and Exchange Commission (the “SEC”) and available at www.sec.gov.

The information contained in this document is as of September 4, 2017. Neither YuMe nor RhythmOne assumes any obligation to update forward-looking statements contained in this document as the result of new information or future events or developments.

Additional Information and Where to Find It

The exchange offer for the outstanding shares of YuMe stock described in this communication has not yet commenced. This announcement is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares, nor is it a substitute for any materials that RhythmOne and its offering subsidiary, Redwood Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of RhythmOne (“Purchaser”), will file with the SEC. RhythmOne and Purchaser plan to file a tender offer statement on Schedule TO, together with other related exchange offer documents, including a letter of transmittal, in connection with the offer; YuMe plans to file a Recommendation Statement on Schedule 14D-9 in connection with the offer; and RhythmOne plans to file a registration statement on Form F-4 that will serve as a prospectus for RhythmOne shares to be issued as consideration in the offer and the mergers. These documents will contain important information about RhythmOne, YuMe, the offer and the mergers. YuMe stockholders are urged to read these documents carefully and in their entirety when they become available before making any decision regarding exchanging their shares. These documents will be made available to YuMe stockholders at no expense to them and will also be available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained for free by contacting RhythmOne’s investor relations department at Edward Bridges, FTI Consulting, Inc., Tel: +44 (0)20 3727 1000, Email: rhythmone@fticonsulting.com or YuMe’s investor relations department at ir@yume.com or +1-650-503-7192. Such documents are not currently available.

In addition to the SEC filings made in connection with the transaction, YuMe files annual, quarterly and current reports and other information with the SEC. You may read and copy any reports or other such filed information at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. YuMe’s filings with the SEC are also available to the public from commercial document-retrieval services and at http://www.sec.gov. In addition to the SEC filings made in connection with the transaction, RhythmOne makes available annual reports and other information free of charge on its website at www.RhythmOne.com. Such information can also be obtained from RhythmOne using the contact information above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 4, 2017		YuMe, Inc.

	By:	/s/ Tony Carvalho
Tony Carvalho Chief Financial Officer (Chief Financial Officer and Duly Authorized Signatory)

EXHIBITS

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization, dated as of September 4, 2017, by and among RhythmOne, LLC, Redwood Merger Sub I, Inc., Redwood Merger Sub II, Inc. and YuMe, Inc. *

99.1	Form of Tender and Support Agreement

99.2	Press Release dated September 5, 2017

*	Schedules to the Agreement and Plan of Merger and Reorganization have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.